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EXHIBIT 5.1

Deloitte & Touche LLP BCE Place 181 Bay Street Suite 1400 Toronto ON M5J 2V1 Canada
Tel: (416) 601-6150 Fax: (416) 601-6151 www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-126997), of our report dated March 11, 2005, relating to the consolidated financial statements of Crystallex International Corporation as at December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004, appearing in the Annual Report on Form 40-F of Crystallex International Corporation for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP Independent Registered Chartered Accountants

Toronto, Ontario
August 23, 2005

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CONSENT